UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2017

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

670 D Enterprise Drive Lewis Center, Ohio	43035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 505-6115

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2017, Midwest Energy Emissions Corp. (the “Company”) entered into an employment letter agreement with Marcus A. Sylvester, effective as of June 15, 2017, confirming and restating the terms of his employment with the Company as Vice President of Sales. Mr. Sylvester has served as Vice President of Sales since August 2011.

Under the terms of the employment letter agreement, Mr. Sylvester will be paid at an annual base salary rate of $50,000. Prior thereto, Mr. Sylvester was paid an annual salary rate of $150,000. He will also be entitled to receive sales commission on transactions completed and closed primarily as a result of his efforts. Such commissions shall be 6% (5% for transactions completed prior to June 15, 2017) for the first year after the product supply is started with such customer, 3% for the second year and 1% for the third year and thereafter subject to Mr. Sylvester remaining in the employ of the Company although, under certain circumstances, Mr. Sylvester may be entitled to certain continuing commissions for up to 12 additional months as reflected in the employment letter agreement.

Mr. Sylvester shall no longer be paid any management fees on all sales of the Company pursuant to any previous agreed upon arrangements. Prior hereto, Mr. Sylvester was paid a management fee of 1% of all sales. He will be entitled to participate in the Company’s benefit plans made available to the Company’s employees, including a 401(k) plan and any other profit sharing plans as may be adopted as well as health and dental coverage. Mr. Sylvester shall also be entitled to receive equity awards as may be granted from time to time by the Board or a committee thereof. As provided in the employment letter agreement, Mr. Sylvester’s employment shall be “at will” subject to Mr. Sylvester being entitled to receive his then current base salary for three months following termination by the Company, for other than cause, along with certain other commissions for a period of time as reflected therein.

The foregoing changes to Mr. Sylvester’s compensation results from a recent evaluation made by the Company in the way it structures incentives and commissions for its sales personnel.

The foregoing description of the employment letter agreement is qualified in its entirety by the full text of such document which is filed as Exhibit 10.1 to this report and incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1*	Employment Letter Agreement between Marcus A. Sylvester and Midwest Energy Emissions Corp. dated June 26, 2017.

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* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: June 30, 2017	By:	/s/ Richard H. Gross
Richard H. Gross
Chief Financial Officer

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